Exhibit __________

American Greetings Key Management Annual Incentive Plan

Fiscal Year 2008

AMERICAN GREETINGS

TABLE OF CONTENTS

Eligibility	1

How the Plan Works	2

Your Individual Target Incentive	2

Weighting the Measures	3

Measuring Performance	4

Performance Multipliers	4

Performance Measures	5

Corporate Performance	5

Business Unit Performance	6

Individual Performance	7

Summary — Total Award Calculation	8

Appendix	9

Business Unit Plan Components	9

Administrative Details	10

Definition of Common Terms	11

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN

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AMERICAN GREETINGS
KEY MANAGEMENT
ANNUAL INCENTIVE PLAN
This brochure provides an overview of the Key Management Annual Incentive Plan — a valuable component of your total compensation package. It contains details about how the Plan rewards for Corporate, Business Unit and Individual performance results. In addition, your Incentive Compensation Statement — provided separately — includes information specific to your participation in the plan: your assigned business unit and sub-business unit if any, your target incentive percentage and detailed examples of the incentive calculation under different performance scenarios. Together, these documents provide the information you need to understand the Plan so you can maximize your annual incentive award.
■ ELIGIBILITY
You are eligible to participate in the Key Management Annual Incentive Plan if you are a Key Manager or Officer in one of the following primary business units and you do not participate in another Company-sponsored annual incentive plan:

PRIMARY BUSINESS UNIT	PARTICIPANTS

Corporate Consolidated	Chairman, Chief Executive Officer, President and
Chief Operating Officer and other Section 16
Executive Officers

Total Social Expressions Group (SEG)	Associates who are part of:
AGI In Store
Business Intelligence
Canada
Carlton Mexico
Carlton Retail
Corporate Staff (Delta, Finance, HR, ISD, Legal)
Creative
DesignWare & Specialty SBU
Everyday & Seasonal Cards
Field Sales
Field Sales Operations (FSO)
Gift Packaging & Holiday SBU
Global Sourcing
Inbound Licensing
Invention Lab
Plants
All other North American Greeting Card
Division units

AG Intellectual Properties Group	AGIP Corporate Staff

AG Interactive	AG Interactive associates

AG Properties	AG Properties associates

UK Greetings	UK Greetings associates

John Sands Group	John Sands Group associates

Key Managers include individuals in Key Manager 1 and Key Manager 2 job levels. Officers include Corporate-level Executive Directors, Vice Presidents, Senior Vice Presidents, President and Chief Operating Officer, Chief Executive Officer, Chairman of the Board and any other job level(s) that may be designated.

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN

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■ HOW THE PLAN WORKS
The Key Management Annual Incentive Plan rewards participants for their contributions to American Greetings success over a 12-month fiscal year. The Plan rewards for successful results in three key performance areas:
▪	Corporate Performance. At the beginning of each fiscal year, the American Greetings Board of Directors approves the corporate earnings per share (EPS) goal for the year. Actual corporate results are compared to this goal at the end of the fiscal year.

▪	Business Unit Performance. Every year, each business unit develops an earnings goal — which is approved by the Board of Directors — based on its strategic direction, business opportunities and growth projections. Business unit performance is based on actual fiscal year earnings results for your assigned business unit compared to goal.

▪	Individual Performance. Your manager will determine your individual performance compared to your objectives for the year. Your actual fiscal year-end performance rating determines the percentage of the target individual incentive amount you earn.
At the end of each fiscal year, incentive amounts are determined based on performance in these three areas and are added together to determine your total Key Management Annual Incentive Plan award.
The total award — which is paid in cash — can range from 0% to 200% of your individual target incentive. This provides significant incentive earnings opportunity when performance in one or more of these performance areas exceeds expectations.
Let’s take a look at the components of the Plan and how they work.
YOUR INDIVIDUAL TARGET INCENTIVE
At the beginning of each fiscal year, an individual target incentive is established for you based on your job level. This target incentive is typically communicated as a percentage of your base earnings but may also be expressed as a dollar amount, determined by multiplying your base earnings by your target incentive percentage as follows:
The target incentive represents what you would earn if each performance measure in this incentive plan (Corporate, Business Unit and Individual) were achieved at 100% of goal (i.e., all components achieve their target performance).

EXAMPLE

For example, assume Joe is a Key Manager 1 with base earnings of $60,000. His target incentive under the Plan is 10%, or $6,000 ($60,000 x 10% = $6,000).

We’ll refer to Joe throughout this brochure as we describe how the Plan works.

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN

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WEIGHTING THE MEASURES
Performance measures are weighted by job level to reflect the degree to which positions within a job level can affect performance in each of the three performance measurement areas. Accordingly, associates at higher job levels — who have more impact on the achievement of corporate objectives — have more weight assigned to the corporate performance measure. Lower job levels, in contrast, have more weight assigned to the business unit performance measure.
The following chart shows the specific weightings for each job level for fiscal year 2008.

	FISCAL YEAR 2008 WEIGHTINGS
JOB LEVEL	Corporate	Business Unit	Individual

Chairman of the Board, CEO, President and COO, Senior Vice Presidents and other Section 16 Executive Officers	30%	40%	30%

Vice Presidents, Executive Directors, Key Managers 2, Key Managers 1	20%	50%	30%

EXAMPLE
Joe, a Key Manager 1 with base earnings of $60,000 and a 10% incentive target, would have the following set of performance measure weightings and target incentive awards:
Corporate Business Unit Individual Total Key Manager 1 Weightings 20% 50% 30% 100%
Joe’s Target Incentive 2% 5% 3% 10% (Percent of Base Earnings) (10% x 20%) (10% x 50%) (10% x 30%)
Joe’s Target Incentive ($) $1,200$3,000$1,800 $6,000 ($ 60,000 x 2%) ($60,000 x 5%) ($60,000 x 3%)

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN

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MEASURING PERFORMANCE
At the beginning of each fiscal year, the American Greetings Board of Directors approves the corporate earnings per share (EPS) goal for the coming year. This goal provides the context within which each business unit then sets its earnings goal.
Corporate and business unit actual earnings performance is determined at the end of the fiscal year and expressed as a percentage of the earnings goal. In contrast, individual results are evaluated by your manager at fiscal year-end and communicated as an individual performance rating. If the corporation’s or your business unit’s results exceed or fall below the earnings goal, Plan payouts are adjusted.

PERFORMANCE THRESHOLD
The corporate performance threshold is 90% of the fiscal year earnings goal.
■	Below Target Performance. If actual earnings results do not meet a minimum level of performance — the performance threshold — no incentive award is earned for that performance measure. Earnings results that fall between threshold and goal result in a reduced incentive award.

■	Target Performance. When actual results meet the earnings goal, you receive 100% of the target incentive award for that performance measure.

■	Above Target Performance. When actual results exceed the earnings goal, you can receive up to 200% of the targeted incentive award for that performance measure.
As described above, there is a precise relationship between actual earnings results and the corresponding incentive award. As performance rises or falls, so does your incentive award. But how much your award changes as performance varies is determined by something called a performance multiplier, which is discussed in the following section.
PERFORMANCE MULTIPLIERS
The performance multiplier is used to calculate the corporate and business unit incentive awards when performance is above or below goal, provided the performance thresholds have been achieved.
Corporate and business unit performance incrementally increase your incentive award for performance above goal. They also incrementally decrease your incentive award for performance below goal.
For example, a multiplier of 4 means that for every 1% increase or decrease in the percentage of goal achieved, there is a corresponding 4% increase or decrease in the percentage of target incentive earned.
The formula below illustrates the role of the performance multiplier in determining the adjustment that is made to your incentive target based on actual performance achieved.
Example of a performance adjustment when the percent of goal achieved is 105% and the performance multiplier is 4
100% + ( 4x 5% ) = 120%
Target Performance Results Above Performance Performance Multiplier Goal Adjustment
Important Note: Business unit performance multipliers vary by business unit. The multiplier assigned to your business unit is provided in your fiscal year 2008 Incentive Plan Statement. A list of all business unit multipliers is provided in the Appendix.

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN

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■	PERFORMANCE MEASURES
CORPORATE PERFORMANCE
Corporate performance is based on fiscal year-end corporate earnings per share compared to goal. Minimum performance of 90% of goal must be attained before any incentive is earned. From that point forward, incentive awards are determined using a performance multiplier of 4 as illustrated in the example below.

CORPORATE PERFORMANCE
+
BUSINESS UNIT PERFORMANCE
+
INDIVIDUAL PERFORMANCE

EXAMPLE
Joe is a KM1 with $60,000 in base earnings. Let’s assume corporate EPS performance at year-end is 105% of goal. Joe’s corporate incentive award is calculated in three steps:
1.	Determine the corporate performance adjustment factor

2.	Apply the corporate performance adjustment to Joe’s target incentive percentage for the corporate component

3.	Multiply the result by Joe’s base earnings
100% + ( 4 x 5% ) = 120%
Target Performance Corporate Results Above Goal Performance Adjustment Performance Multiplier
CORPORATE INCENTIVE Joe’s Target Incentive 2%
Performance Adjustment x 120% Joe’s Base Earnings x $60,000 Joe’s Incentive Earned = $1,440

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN

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BUSINESS UNIT PERFORMANCE
Business unit performance is based on fiscal year-end earnings results compared to goal. All associates are assigned to a primary business unit. However, some will also be assigned to a sub-business unit based on business conditions and American Greetings strategic priorities.
Business unit and sub-business unit performance measures will vary, but your primary business unit measure will be one of the following:
■	Business Unit Pro Forma Earnings Before Interest and Taxes (Business Unit Pro Forma EBIT), or

■	Corporate Earnings Before Interest and Taxes (Corporate EBIT).
Earnings are charged/credited for any variation from plan in Net Capital Employed at the weighted average cost of capital. Performance is based on fiscal year-end earnings compared to goal.
The incentive is earned when the performance threshold for the primary business unit (or sub-business unit, where applicable) is achieved.
■	The performance threshold for all primary and sub-business units, except for Carlton Cards Retail, is 90% of goal.

■	The performance threshold for Carlton Cards Retail is 60% of goal.
A listing of each business unit’s and sub-business unit’s assigned earnings measure(s) and performance multipliers are provided in the Appendix. An example of the calculation of this incentive follows.
CORPORATE PERFORMANCE
+
BUSINESS UNIT PERFORMANCE
+
INDIVIDUAL PERFORMANCE

EXAMPLE
Joe is a KM1 with $60,000 in base earnings. Let’s assume his Business Unit has a performance multiplier of 4 and that its performance at year-end is 96% of goal. Joe’s business unit incentive award is calculated in three steps:
1.	Determine the business unit performance adjustment

2.	Apply the business unit performance adjustment to Joe’s target incentive percentage for the business unit component

3.	Multiply the result by Joe’s base earnings
100% + ( 4 x — 4% ) = 84%
Target Performance Business Unit Results Below Goal Business Unit Performance Multiplier Performance Adjustment
BUSINESS UNIT INCENTIVE Joe’s Target Incentive 5%
Performance Adjustment x 84% Joe’s Base Earnings x $60,000 Joe’s Incentive Earned = $2,520

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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INDIVIDUAL PERFORMANCE
At the end of the fiscal year, managers assess each participant’s performance compared to other participants within the business unit. Managers determine the degree to which the participants achieve the goals and job expectations defined at the beginning of the year.
Managers rank participants based on their relative performance and determine the actual performance rating based on these rankings and the targeted percentage of participants for each rating.
▪	Participants who receive an “Exceeds Expectations” performance rating receive the target incentive for the individual performance measure multiplied by 150%. In certain circumstances, this target can be increased to 200%[1].

▪	Participants who receive a “Meets Expectations” rating will receive 100% of their target individual incentive.

▪	Participants who receive an “Improvement Expected/ Performance Below Peer Level” rating will not receive an individual performance incentive and will only receive 50% of any incentive otherwise earned.
If corporate earnings performance is below the performance threshold, only those associates with a performance rating of “Exceeds Expectations” may receive awards for the individual performance measure.
▪	Participants who receive an “Exceeds Expectations” performance rating will receive 50% of the target incentive payable for the individual performance component.
▪	Participants who receive a “Meets Expectations” or “Improvement Expected/Below Peer Level” performance rating will not receive any portion of the individual performance incentive.
If you are a senior executive officer, please refer to the fiscal year 2008 Addendum to the Individual Performance Component, included with your personalized Incentive Compensation Statement, for a complete description of how individual performance under the Key Management Annual Incentive Plan applies to you.

The following schedule shows how individual amounts will be adjusted based on individual performance.

[1]	Managers can, at their discretion, increase the Individual Payout Percentage to 200% for associates rated as “Exceeds Expectations” who demonstrate an extraordinary level of performance. Accomplishments must be the result of extraordinary effort and initiative that go well beyond the contributions of other associates rated as “Exceeds Expectations.” The number of persons eligible to receive an Individual Payout Percentage of 200% may not exceed one-third of the total number of associates rated as “Exceeds Expectations.”

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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■ SUMMARY—TOTAL AWARD CALCULATION
At the end of American Greetings fiscal year, corporate, business unit and individual results are evaluated and your total incentive award is calculated.

EXAMPLE

The following example shows how Joe’s actual incentive award is calculated based on the assumptions that were used throughout this brochure:

	JOE’S ASSUMPTIONS		PERFORMANCE ASSUMPTIONS

	Base Earnings:	$60,000	Corporate:	105% of Goal

	Individual Target Percentage:	10%	Business Unit:	96% of Goal

	Individual Target Incentive:	$6,000	Individual:	Exceeds Expectations

INCENTIVE CALCULATION	INCENTIVE %		BASE EARNINGS		INCENTIVE $
CORPORATE PERFORMANCE					
Target Corporate Incentive (20% weight)	2%				
[100% + (4 x 5% above goal)]	x 120%				
Actual Corporate Incentive	2.4%	x	$60,000	=	$1,440
+					
BUSINESS UNIT PERFORMANCE					
Target Business Unit Incentive (50% weight)	5%				
[100% + (4 x -4% below goal)]	x 84%				
Actual Business Unit Incentive	4.2%	x	$60,000	=	$2,520
+					
INDIVIDUAL PERFORMANCE					
Target Individual Incentive (30% weight)	3%				
Individual Payout Percentage ("Exceeds")	x 150%				
Actual Individual Incentive	4.5%	x	$60,000	=	$2,700
=					
TOTAL INCENTIVE AWARD	**11.1%**	x	$60,000	=	**$6,660**

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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■ APPENDIX
The following section provides additional details about the plan, including details about the business units, their performance measures and performance multipliers.
Please note that some plan participants will have their business unit incentive determined based on performance in two areas. Details about the weightings and performance multipliers for these measures are shown below and on your personalized Incentive Compensation Statement, as appropriate.

	BUSINESS UNIT COMPONENTS
BUSINESS UNIT/	PERFORMANCE				PERFORMANCE
PARTICIPANTS	MEASURE		WEIGHT		MULTIPLIER
	Primary Unit	Sub Unit	Primary Unit	Sub Unit	Primary Unit	Sub Unit

Corporate Consolidated Chairman, CEO, President and COO and Section 16 Executive Officers	Corporate EBIT		100%		4

Business Intelligence, Canada, Carlton Mexico, Corporate Staff (Delta, Finance, HR, ISD, Legal), Creative, DesignWare & Specialty SBU, Everyday & Seasonal Cards, Field Sales, FSO, Gift Packaging & Holiday SBU, Global Sourcing, Invention Lab, Plants, all other North American Greeting Card Division units	Total SEG(1)		100%		4

Inbound Licensing	Total SEG(1)	AG Interactive pro forma EBIT	50%	50%	4	2

AGI In Store	Total SEG(1)	AGI In Store pro forma EBIT	50%	50%	4	2

Carlton Cards Retail	Total SEG(1)	Carlton Cards Retail pro forma EBIT	25%	75%	4	1

AG Intellectual Properties Group – Corporate Staff	AG Interactive pro forma EBIT + AG Properties pro forma EBIT		100%		2

AG Interactive	AG Interactive pro forma EBIT		100%		2

AG Properties	AG Properties pro forma EBIT		100%		2

UK Greetings	UK Greetings pro forma EBIT		100%		4

John Sands Group	John Sands Group pro forma EBIT		100%		2

(1)	Total SEG = NAGCD pro forma EBIT (includes Carlton Mexico pro forma EBIT, Retail Eliminations and Corporate Expense) + Carlton Cards Retail pro forma EBIT + AGI In Store pro forma EBIT

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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ADMINISTRATIVE DETAILS
If your employment status changes, your Plan participation and any payouts may be affected as described below.
▪	New Hires. If you are hired during the Plan year —defined as the American Greetings fiscal year ending February 29, 2008 — and are eligible to participate in the Key Management Annual Incentive Plan, you will receive a prorated incentive payout based on the period of time you participated in the Plan and your base earnings during that time.

▪	Promotions and Transfers. If you are promoted or you move from one business unit to another during the Plan year, your individual target incentive, base earnings, business unit goal and corresponding performance multiplier may change. If any of these do change, your incentive will be calculated based on the targets, base earnings, plan provisions and actual performance for each business unit you participated in on a prorated basis basis and rounded to the nearest full month.

▪	Termination. If you voluntarily or involuntarily leave American Greetings before the completion of the Plan year, you will forfeit your Key Management Annual Incentive Plan award for that fiscal year.

▪	Retirement, Leave of Absence, Disability, Death. If your employment ends during the Plan year because you elect to retire after age 60, or if you take a leave of absence, suffer a permanent disability or die, your incentive payout will be prorated to the nearest full month based on the actual period you participated in the Plan during the year.

An associate will be deemed to suffer a permanent disability only in the following circumstances: (A) where an associate is absent from employment with American Greetings due to his or her inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, which either can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months; or (B) where an associate is scheduled to receive income replacement benefits for a period of not less than 3 months under an accident and health plan covering American Greetings associate on account of a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months.

▪	Incentive Payout. Incentive payouts earned in fiscal year 2008 will be paid to participants within two and one-half months following the end of fiscal 2008, typically within 60 days after the end of the fiscal year. Incentive payouts are subject to normal tax withholding at a standardized rate and will be deposited to a bank account of your choice.

▪	It is the intent that incentive payouts fall under the short-term deferral rules of Section 409A of the Internal Revenue Code to exempt the payment of such Key Management Annual Incentive Plan benefits from the requirements of Section 409A.

▪	Calculating Payouts. For computation purposes, financial goals and actual performance results are rounded to the nearest $1,000. The percent of the financial goal achieved and the percent of target bonus earned is rounded to the nearest one-tenth of one percent. The actual incentive payout is rounded to the nearest dollar.

▪	Omnibus Incentive Plan. The Key Management Annual Incentive Plan is governed by the American Greetings Corporation 2007 Omnibus Incentive Compensation Plan, as such plan may be amended from time to time. In the event of a conflict between the Key Management Annual Incentive Plan and the Omnibus Incentive Plan, the terms of the Omnibus Incentive Plan will govern.

▪	Questions. If you have questions about the Key Management Annual Incentive Plan and how it works, please contact your manager. Your manager will work with you to ensure you understand the Plan so you can maximize your annual incentive.

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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DEFINITION OF COMMON TERMS
The following provides definitions of some common terms used throughout this brochure. Capitalized terms used herein that are not defined will have the meaning set forth in the Omnibus Incentive Plan.
▪	Base Earnings. Your base earnings are defined as your base salary earned during the fiscal year. Base earnings exclude health and welfare benefits, bonus, commission, and incentive payments, overtime and other indirect compensation. Base earnings for Plan participants outside of the U.S. may be defined differently and may vary by country.

▪	Business Unit EBIT. A business unit’s earnings before interest and taxes.

▪	Business Unit Pro Forma EBIT. A business unit’s earnings before interest and taxes, charged/credited for any variation from plan in Net Capital Employed at the weighted average cost of capital.
▪	Corporate Earnings Per Share (EPS). Corporate earnings per share is measured at the end of the fiscal year and is calculated as corporate pre-tax income minus taxes divided by the total number of planned shares outstanding as calculated on a fully diluted basis.
▪	Corporate Earnings Before Interest and Taxes (Corporate EBIT). Consolidated corporate earnings before interest and taxes, charged/credited for any variation from plan in Net Capital Employed at the weighted average cost of capital.

▪	Fiscal Year. March 1 through February 28 or 29 of the following calendar year.

▪	Net Capital Employed (NCE). Assets (minus cash and LIFO reserve) minus liabilities (not including interest-bearing debt, inter-company payables and income taxes).

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Nothing in this brochure or in any individual Incentive Compensation Statement should be construed to create or imply any contract of employment between an associate and American Greetings and its subsidiaries or to create any binding contractual right to payment of any specific amount under the American Greetings Key Management Annual Incentive Plan. The provisions of this brochure describe the general guidelines used by American Greetings in determining the benefits payable to Plan participants; however, in every case, American Greetings reserves the right to reduce or eliminate the amount that would otherwise be payable to a participant or participants under such guidelines where it determines, in its discretion, that such a reduction is necessary or appropriate, in light of the participant’s performance or other relevant business circumstances.
American Greetings reserves the right to terminate or make changes to the Plan, including retroactively, at any time without prior notice to any of the Plan’s participants (provided, that no amendment to the Plan adopted more than 90 days after the beginning of the applicable fiscal year may have the effect of increasing the amount that is or could be payable under the guidelines set forth herein for such fiscal year to any participant who is a “covered employee” of American Greetings as defined in section 162(m)(3) of the Internal Revenue Code). In the case of our executive officers, the Board of Directors (or committee thereof), and in the case of all other participants, the Board of Directors (or committee thereof), the Chief Executive Officer and the Chairman are the only persons who have the authority to alter or amend this Plan. Any such alteration or amendment must be done in writing. No participant should rely on an alteration or amendment to this Plan unless it is made in writing and signed by the Chief Executive Officer or the Chairman.

SENIOR EXECUTIVE OFFICER
ADDENDUM TO INDIVIDUAL PERFORMANCE COMPONENT OF
FY2008 AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN

Individual Performance
Notwithstanding the description of the Individual Performance component included in the brochure (the “Plan Brochure”) outlining the Fiscal 2008 Key Management Annual Incentive Plan, the Individual Performance component of American Greetings Key Management Annual Incentive Plan for all Senior Executive Officers of American Greetings, including the Corporation’s Chairman, Chief Executive Officer, President and Chief Operating Officer, Senior Vice Presidents and other Section 16 officers (collectively the “Senior Executive Officers”) is modified by this Addendum as follows:
▪	A new performance rating of “Satisfactory” has been added to categorize the achievement of goals and objectives at an overall performance level that is greater than the “Improvement Expected / Performance Below Peer Level” performance rating, but less than the “Meets Expectations” rating.

▪	There is not a specified target for the percentage of officers to be rated either as “Satisfactory” or “Meets Expectations”; however, on a combined basis, the targeted percentage of Senior Executive Officers to be rated “Meets Expectations” or “Satisfactory” is 60%.
Accordingly, as with all participants in the Key Management Annual Incentive
Plan, at the end of the fiscal year, managers assess each participant’s performance compared to other participants within the business unit. Managers determine the degree to which the participants achieve the goals and job expectations defined at the beginning of the year.
Managers rank participants based on their relative performance and determine actual performance ratings based on these rankings and the targeted percentage of participants for each rating.
▪	For Senior Executive Officers, the targeted percentage of participants for the “Exceeds” Performance rating is 30%; the targeted percentage for the “Meets Expectations” or “Satisfactory” performance ratings on a combined basis is 60%; and the targeted percentage for the “Improvement Expected / Performance Below Peer Level” is 10%. (See chart on the following page.)

▪	As with other participants, Senior Executive Officers who receive an “Exceeds Expectations” performance rating receive the target incentive for the individual performance measure multiplied by 150%. In certain circumstances, this target can be increased to 200%. (1)

▪	As with other participants, Senior Executive Officers who receive a

“Meets Expectations” rating will receive 100% of their target individual incentive.

▪	Senior Executive Officers who receive a “Satisfactory” rating will receive 50% of their target individual incentive.

▪	As with other participants, Senior Executive Officers who receive an “Improvement Expected / Performance Below Peer Level” rating will not receive an individual performance incentive and will only receive 50% of any incentive otherwise earned.
As with other participants, if corporate earnings performance is below the performance threshold, only those Senior Executive Officers with a performance rating of “Exceeds Expectations” may receive awards for the individual performance measure.
▪	Participants, including Senior Executive Officers, who receive an “Exceeds Expectations” performance rating, will receive 50% of the target incentive payable for the individual performance component.

▪	Senior Executives who receive a “Meets Expectations”, “Satisfactory”, or “Improvement Expected / Below Peer Level” performance rating will not receive any portion of the individual performance incentive.
The following schedule shows how individual amounts will be adjusted based on individual performance.
(1) As with other participants, managers can, at their discretion, increase the Individual Payout percentage to 200% for associates, including Senior Executive Officers, rated as “Exceeds Expectations” who demonstrate an extraordinary level of performance. Accomplishments must be the result of extraordinary effort and initiative that go well beyond the contribution of other associates rated as “Exceeds Expectations”. The number of persons eligible to receive an Individual Payout Percentage of 200% may not exceed one-third of the total number of Senior Executives rated as “Exceeds Expectations”.
Except as set forth in this Addendum, the description of the Key Management Annual Incentive Plan included in the Plan Brochure remains unchanged. In the event of a conflict between the terms described in the Plan Brochure and this Addendum, the terms set forth in this Addendum will govern.